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
                                   EXHIBIT 21

              LIST OF SUBSIDIARIES OF NANOPIERCE TECHNOLOGIES, INC.

                    STATE OF      DATE OF
NAME             INCORPORATION  INCORPORATION  DOING BUSINESS AS
---------------  -------------  -------------  -----------------
NanoPierce       Nevada, USA    January 2002   NanoPierce
Connection                                     Connection
Systems, Inc.                                  Systems, Inc.

ExypnoTech, LLC  Colorado, USA  June 2004      ExypnoTech, LLC
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